UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        ODYSSEY MARINE EXPLORATION, INC.
            (Exact name of registrant as specified in its charter)

            Nevada                                           84-1018684
  (State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                           Identification No.)

 5215 W. Laurel Street, Tampa, Florida                        33607
(Address of principal executive offices)                    (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on which
Title of each class to be so registered     each class is to be registered

      Common Stock, $0.0001 par value        The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
None

Securities to be registered pursuant to Section 12(g) of the Act: None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.0001 par value, of Odyssey Marine Exploration, Inc. (the "Registrant") contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on November 13, 2003, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description, is incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS.

Under the "Instructions as to Exhibits" section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

                                  SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      ODYSSEY MARINE EXPLORATION, INC.


Date: July 5, 2007                    By: /s/ Michael J. Holmes
                                          Michael J. Holmes
                                          Chief Financial Officer